MICROLOGIX BIOTECH INC.
(a British Columbia Company)

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (DIRECTORS, SENIOR OFFICERS AND EMPLOYEES RESIDENT IN BRITISH COLUMBIA)

INSTRUCTIONS TO SUBSCRIBER

1.

Complete all the information in the boxes on page 1 and sign where indicated with an “X”.

2.

Complete The Toronto Stock Exchange private placement questionnaire and undertaking attached as Appendix 1 that starts on page 8 and sign where indicated with an “X” on page 9.

3.

Send a certified cheque or bankers draft cheque payable to “Micrologix Biotech Inc.” for the total subscription price, together with two copies of your duly completed subscription form, to the head office of Micrologix Biotech Inc., located at 3650 Wesbrook Mall, Vancouver, British Columbia.

SUBSCRIPTION AGREEMENT

TO:

MICROLOGIX BIOTECH INC. (the “Corporation”)

The undersigned (the “Subscriber”) hereby offers to subscribe for the number of common shares (the “Shares”) of the Corporation, for the aggregate subscription price set out below (the “Subscription Price”), representing a purchase price of $0.90 per Share, upon and subject to the terms and conditions set forth in the “Terms and Conditions For the Purchase of Shares of Micrologix Biotech Inc.” dated August 13, 2002 attached hereto, and the other schedules and appendices incorporated by reference.

Number of Shares To Be Purchased at $0.90 per Share: [aggregate 4 senior executives 48,100]	Aggregate Subscription Price: [aggregate 4 senior executives $43,290]

The Subscriber directs the Corporation to issue, register and deliver certificates representing the Shares as follows:

REGISTRATION INSTRUCTIONS: _________________________________ Name to appear on certificate	DELIVERY INSTRUCTIONS: _________________________________ Name and account reference, if applicable
_________________________________ Account reference, if applicable	_________________________________ Contact name
_________________________________ Address	_________________________________ Address
_________________________________ Telephone number

EXECUTED by the Subscriber this 13th day of August, 2002.

By signing this acceptance, the Corporation agrees to be bound by the attached “Terms and Conditions For the Purchase of Shares of Micrologix Biotech Inc.” dated August 13, 2002 attached hereto, and the other schedules and appendices incorporated by reference.

Page 2 of 8 pages

TERMS AND CONDITIONS FOR THE PURCHASE OF SHARES
OF MICROLOGIX BIOTECH INC.

August 13, 2002

1.

Delivery of Documents.  Concurrent with the execution of this Agreement, the Subscriber will deliver the following documents to the Corporation, at the address shown on the cover page of this Agreement:

(a)

a certified cheque or bankers draft for the Subscription Price made payable to “Micrologix Biotech Inc.”;

(b)

two duly completed and signed copies of this Agreement; and

(c)

a duly completed and signed copy of the Toronto Stock Exchange Questionnaire and Undertaking attached hereto as Appendix 1.

2.

Irrevocable Subscription Offer.  The Subscriber hereby irrevocably offers to subscribe for and agrees to purchase from the Corporation, subject to the terms and conditions set forth herein, that number of Shares as set out on page 1 hereof.

Subject to the terms hereof, this Agreement will be effective upon its acceptance by the Corporation.  Upon acceptance of and agreement to this Agreement, the Corporation covenants, agrees and confirms that the Subscriber will have the benefit of all representations, warranties, covenants and conditions set forth herein.

The Corporation must accept this Agreement or refund the Subscription Price, without interest or deduction, within 120 days of the execution of this Agreement by the Subscriber. The Subscriber hereby waives any requirement on the Corporation’s behalf to communicate its acceptance of this Agreement to the Subscriber.

It is understood that there is no minimum subscription level and, therefore, any funds received by the Corporation may be used by the Corporation, in whole or in part, and will not be returned to the Subscriber.

At the request of the Corporation, the Subscriber agrees to complete and deliver any and all documents whatsoever, including but not limited to questionnaires, notices and undertakings, as may be required by regulatory authorities, stock exchanges or under applicable law in connection with the this Agreement.

3.

Closing.  The completion of the issue and sale by the Corporation and the purchase by the Subscriber of the Shares pursuant to this Agreement (the “Closing”) is subject to certain conditions, including the approval of The Toronto Stock Exchange.

Funds may be advanced to the Corporation from time to time; however, the applicable regulatory and statutory hold periods will run from the date on which the Closing occurs, notwithstanding any earlier advances of funds. Certificates representing the Shares will be sent by regular mail to the Subscriber within 10 business days of the Closing.  The Subscriber acknowledges that the Corporation will be required to endorse the certificates representing the Shares with such legends as may be required under applicable securities laws and the policies of The Toronto Stock Exchange.

4.

Additional Financings.  The Subscriber acknowledges that nothing in this Agreement will prevent the Corporation from carrying out any form of additional financing whether by issuance of equity securities or otherwise.

Page 3 of 8 pages

5.

Representations of the Subscriber - Registration and Prospectus Exemptions.  The Subscriber hereby represents and warrants to the Corporation (which representations and warranties shall survive Closing) that the Subscriber is purchasing the Shares as principal for its own account and not for the benefit of any other person and the Subscriber is:

(a)

an employee, senior officer or director of the Corporation, or an employee, senior officer or director of an affiliate of the Corporation, so long as that person is not induced to purchase the Shares by expectation of employment or continued employment with the Corporation or an affiliate of the Corporation;

(b)

a trustee on behalf of a person referred to in subparagraph (a); or

(c)

an issuer all of the voting securities of which are beneficially owned by one or more of the persons referred to in subparagraph (a).

6.

Representations of the Subscriber - Other.  The Subscriber hereby represents and warrants to the Corporation (which representations and warranties shall survive closing of the Offering) that:

(a)

the Subscriber is resident in the jurisdiction set out under the heading “Address of Subscriber” on page 1 of this Agreement;

(b)

if the Subscriber is a corporation, partnership, trust, fund, association or any other organization of a group of individuals, it was not created solely, nor is it used primarily, to permit a group of individuals to purchase securities without a prospectus;

(c)

the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this Agreement on behalf of the Subscriber;

(d)

the Subscriber has duly and validly authorized, executed and delivered this Agreement and, subject to acceptance by the Corporation, constitutes a valid and binding agreement of the Subscriber legally binding upon it and enforceable in accordance with its terms;

(e)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if the Subscriber is a corporation, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound; and

(f)

the Subscriber has no knowledge of a “material fact” or “material change”, as those terms are defined under the Securities Act (British Columbia), in respect of the business or affairs of the Corporation that has not been generally disclosed to the public.

7.

Acknowledgements of the Subscriber.  The Subscriber hereby acknowledges  (which acknowledgements and agreements shall survive closing of the Offering) that:

(a)

the Shares have not been registered under the United States Securities Act of 1933 (the “1933 Act”), as amended; 1933 Act, or under any state securities laws, and such securities cannot be offered or resold in the United States without registration under the 1933 Act and the securities laws of all applicable states of the United States unless an exemption from registration is available or registration is not required pursuant to Regulation S under the 1933 Act and the Corporation has

(b)

Page 4 of 8 pages

(c)

no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Shares;

(d)

the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Shares through a person registered to sell the Shares under applicable securities laws and, as a consequence of acquiring Shares pursuant to this exemption, certain protections, rights and remedies provided by applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber;

(e)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(f)

there is no government or other insurance covering the Shares;

(g)

there are risks associated with the purchase of the Shares;

(h)

no person has made to the Subscriber any written or oral representations:

(i)

that any person will resell or repurchase the Shares;

(ii)

that any person will refund the purchase price for the Shares;

(iii)

as to the future price or value of the Shares; or

(iv)

that the Shares will be listed and posted for trading on any stock exchange or that application has been made to list the common shares of the Corporation on any stock exchange other than the Toronto Stock Exchange;

(i)

there are restrictions on the Subscriber’s ability to resell the Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Shares; and

(j)

the Subscriber’s decision to execute this Agreement and purchase the Shares has not been based upon any oral or written representation as to fact made by or on behalf of the Corporation, and that its decision is based solely upon its review of the information which has been filed by the Corporation with the British Columbia Securities Commission and The Toronto Stock Exchange.

8.

Reliance Upon Representations, Warranties and Acknowledgements of the Subscriber.  The Subscriber acknowledges that the foregoing representations, warranties and acknowledgements are made by it with the intent that they may be relied upon by the Corporation and its counsel in determining its eligibility to purchase the Shares under applicable securities laws.  The Subscriber further agrees that by accepting the Shares subscribed for pursuant hereto, at the Closing, it shall be representing and warranting that the foregoing representations, warranties and acknowledgements are true as at the Closing and will survive the completion of the sale of the Shares.  The Corporation and its counsel shall be entitled to rely on the representations, warranties and acknowledgements of the Subscriber contained herein and the Subscriber shall indemnify and hold harmless the Corporation and its counsel for any losses, claims, costs, expenses, damages or liabilities they may suffer or incur which are caused by or arise from, directly or indirectly, their reliance thereon.

9.

Survival of Representations, Warranties, Covenants and Acknowledgements.  Notwithstanding the Closing of the Offering, the representations, warranties, covenants and acknowledgements of the Subscriber contained in this Agreement shall survive the Closing.

Page 5 of 8 pages

10.

Amendment.  Neither this Agreement nor any provisions hereof will be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11.

Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Corporation or the Subscriber without the prior written consent of the other party.

12.

Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto.

13.

Interpretation.  This Section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.  Words imparting the neuter gender include the masculine or feminine gender and words in the singular include the plural and vice versa.

14.

Notices.  All notices and other communications provided for herein will be in writing and will be deemed to have been duly given if delivered, at the time of delivery, or if by facsimile or other electronic means indicating the time of receipt, at the time of receipt:

(a)

If to the Corporation, at the following address and facsimile number:

Micrologix Biotech Inc.
3650 Wesbrook Mall
Vancouver, British Columbia
V6S 2L2

Facsimile:  (604) 221-9688
Attention:  President

with a copy to counsel:

Farris, Vaughan, Wills & Murphy
26th Floor - 700 West Georgia Street
Vancouver, B.C.  V7Y 1B3

Facsimile:  (604) 661-9349
Attention:  R. Hector Mackay-Dunn

(b)

If to the Subscriber, at the address and facsimile number set forth on the cover page hereof.

15.

Binding Effect.  The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, as the case may be.

16.

Notification of Changes.  The parties hereby covenant and agree to immediately notify the other party upon the occurrence of any event prior to any Closing which would cause such party’s representations, warranties or covenants contained in this Agreement to be false or incorrect.

Page 6 of 8 pages

17.

Entire Agreement.  This Agreement constitutes the entire agreement between the Subscriber and the Corporation with respect to the purchase of the Shares pursuant to the Offering, and there are no other agreements, warranties, representations, conditions or covenants, written or oral, express or implied, in respect of, or which affect, the transaction herein contemplated, and this Agreement supersedes and supplants any previous dealings whatsoever between the Subscriber and the Corporation in respect of the said transaction.

18.

Costs.  The Subscriber acknowledges that, except as may otherwise be provided for in this Agreement, all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Shares to the Subscriber will be borne by the Subscriber.

19.

Further Assurances.  The Subscriber and Corporation will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

20.

Counterparts and Facsimile.  This Agreement may be executed in counterparts or by facsimile or both, each counterpart or facsimile of which will be deemed to be an original, but all of which, taken together, and delivered will constitute one and the same Agreement.  This Agreement will not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered, by facsimile or otherwise, by each party hereto.

[END OF TERMS AND CONDITIONS FOR THE SALE OF SHARES
OF MICROLOGIX BIOTECH INC.]

Page 7 of 8 pages

APPENDIX 1

THE TORONTO STOCK EXCHANGE
PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1.

DESCRIPTION OF TRANSACTION

(a)

Name of issuer of the Securities:

Micrologix Biotech Inc.

(b)

Number and Class of Securities to be Purchased:

[aggregate 4 senior executives 48,100 Common Shares]

(c)

Purchase Price:

[aggregate 4 senior executives $43,290]

2.

DETAILS OF PURCHASER

(a)

Name of Purchaser:

Arthur J. Ayres, James DeMesa, C. Robert Cory and H. David Friedland

(b)

Address:                                 _____________________________________________________

(c)

Name and address of persons having a greater than 10% beneficial interest in the purchaser:

N/A

3.

RELATIONSHIP TO ISSUER

(a)

Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)?  If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider.

Yes. Senior executives of the Issuer.

(b)

If the answer to (a) is “no”, are the purchaser and the issuer controlled by the same person or company?  If so, give details.

N/A

Page 8 of 8 pages

5.

DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof.

None.

UNDERTAKING

TO:

The Toronto Stock Exchange

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED AT __________________________ this _____ day of _______________, 2002

 ____________________________________

(Name of Purchaser – please print)

X__________________________________

  (Authorized Signature)

____________________________________

(Official Capacity – please print)

(please print here name of individual whose signature appears above, if different from name of purchaser printed above)